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                            JACOBS PERSINGER & PARKER
                                 77 Water Street
                              New York, N.Y. 10005
                                 (212) 344-1866



                                             October 23, 1996


Schroder Capital Funds (Delaware)
Two Portland Square
Portland, ME  04101


     Re:  Schroder Capital Funds (Delaware)
          File Nos. 2-34215; 811-1911

Dear Sirs:

     We have acted as special counsel for Schroder Capital Funds (Delaware), a Delaware business trust with transferable shares (the "Trust"), in connection with the registration of shares of beneficial interest of its Schroder International Fund, Schroder U.S. Equity Fund and Schroder U.S. Smaller Companies Fund (the "Funds") under the Securities Act of 1933.

     As such counsel, we have reviewed (i) Post-Effective Amendment No. 54 to the Trust's Registration Statement on Form N-1A (the "Registration Statement"), relating to the registration of additional shares of the Funds, respectively, pursuant to Rule 24e-2 under the Investment Company Act of 1940, and (ii) the currently effective prospectuses of the Funds contained in prior Post-Effective Amendments to the Registration Statement (the "Prospectuses"). We have also examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed necessary to render the opinions expressed herein.

     Based on such examination, we are of the opinion that:

     1. The Trust is authorized to issue an unlimited number of shares. The shares covered by said Post-Effective Amendment No. 54, to wit, 10,621,697 shares of Schroder International Fund, 87,753 shares of Schroder U.S. Equity Fund and 124,792 shares of Schroder U.S. Smaller Companies Fund, which shares will be offered for sale by the Prospectuses (the "Registered Shares"), have been duly and validly authorized by all requisite trust action.

     2. When the Registered Shares have been duly sold, issued, and paid for as contemplated by the Prospectuses, they will be validly and legally issued, fully paid and non-assessable by the Trust.

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     Our opinion above stated is expressed as members of the bar of the State of
New York. This opinion does not extend to the securities or "blue sky" laws of any state.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 54.

                                        Very truly yours,


                                        /s/  Jacobs Persinger & Parker